UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 21, 2025

Xcel Energy Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

001-3034			41-0448030
(Commission File Number)			(IRS Employer Identification No.)

414 Nicollet Mall,	Minneapolis,	Minnesota	55401
(Address of Principal Executive Offices)			(Zip Code)

(612)	330-5500
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value per share	XEL	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Xcel Energy Inc. (Xcel Energy) held its 2025 Annual Meeting of Shareholders on May 21, 2025. At the meeting, shareholders:

•elected all 11 directors nominated by the Board;
•approved, on an advisory basis, Xcel Energy’s executive compensation as set forth in the 2025 Proxy Statement; and
•ratified the appointment of Deloitte & Touche LLP as Xcel Energy’s independent registered public accounting firm for 2025.

Set forth below are the voting results for each of the proposals.

Proposal No. 1 — Election of Directors

Name	For	Against	Withhold	Broker Non-Votes
Megan Burkhart	448,027,430	11,350,126	909,822	46,841,342
Lynn Casey	457,586,020	1,829,692	871,666	46,841,342
Robert Frenzel	446,261,387	13,174,642	851,349	46,841,342
Netha Johnson	457,662,645	1,671,824	952,909	46,841,342
Patricia Kampling	448,194,797	11,188,742	903,839	46,841,342
George Kehl	455,996,661	3,433,208	857,509	46,841,342
Richard O’Brien	425,689,215	33,209,750	1,388,413	46,841,342
Charles Pardee	443,895,480	15,542,161	849,737	46,841,342
James Prokopanko	456,832,347	2,588,018	867,013	46,841,342
Devin Stockfish	457,579,724	1,822,337	885,317	46,841,342
Timothy Welsh	457,300,691	2,130,273	856,414	46,841,342

Proposal No. 2 — Advisory Vote on Executive Compensation (Say on Pay Vote)

For	Against	Abstain	Broker Non-Votes
421,060,436	37,180,904	2,046,038	46,841,342

Proposal No. 3 — Ratification of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
489,120,696	17,256,865	751,159	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc.
(a Minnesota corporation)

	By:	/s/ AMY SCHNEIDER
Amy Schneider
Vice President, Corporate Secretary and Securities

Date: May 23, 2025